Exhibit 10.40

Execution Copy

PATENT SETTLEMENT AGREEMENT

This PATENT SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of January 1, 2008 (the “Effective Date”) by and between Vonage Holdings Corp. having offices at 23 Main Street, Holmdel, New Jersey (“Vonage”), and Nortel Networks Inc., and Nortel Networks Limited, having offices at 2221 Lakeside Blvd., Richardson, Texas 75082, and 195 The West Mall Toronto, Ontario M9C 5K1, respectively (collectively, “Nortel”). Vonage and Nortel are individually referred to herein as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, Vonage has succeeded to an action against Nortel for patent infringement in actions styled Vonage Holdings Corp. v. SBC Internet Services, Inc., et al, pending in the United States District Court for the Northern District of Texas, Fort Worth Division;

WHEREAS, Nortel has a declaratory judgment action against Vonage styled Nortel Networks Inc. v. Vonage Holdings Corp. pending in the Northern District of Texas, Fort Worth Division, which was consolidated with Vonage Holdings Corp. v. SBC Internet Services, Inc., et al, (collectively, the “Texas Litigation”);

WHEREAS, Vonage has filed a declaratory judgment action against Nortel styled Vonage Holdings Corp v. Nortel Networks Inc., et al, pending in the United States District Court for the District of Delaware (the “Delaware Litigation”);

WHEREAS, Vonage and Nortel have asserted that the other is engaging in patent infringement and each Party denies any liability in the Texas and Delaware Litigations;

WHEREAS, Vonage, on behalf of itself and its Affiliates (defined below), desires to resolve the Texas and Delaware Litigations pursuant to the terms and conditions of this Agreement;

WHEREAS, Nortel, on behalf of itself and its Affiliates (defined below), desires to resolve the Texas and Delaware Litigations pursuant to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the above and the promises and mutual covenants hereinafter contained, the Parties agree as follows:

ARTICLE 1 DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to Vonage, any entity controlling, controlled by or under common control (“Control” as defined below) with Vonage, and, with respect to Nortel, any entity controlling, controlled by or under common control with Nortel Networks Corporation.

“Control” of another entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such person, organization or entity, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, control shall be presumed to exist when a person, organization or entity (i) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other entity, or (ii) possesses, directly or indirectly, the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other entity.

“Nortel Patents” means those patents identified in Exhibit A.

“Nortel Products” means the products and services made, used, sold or offered for sale by Nortel or any Nortel Affiliate.

“Person” means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

“Third Party” means a Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Vonage Patents” means those patents identified in Exhibit B.

“Vonage Products” means the products and services made, used, sold or offered for sale by Vonage or any Vonage Affiliate.

ARTICLE 2 DISMISSAL OF LITIGATION

2.1 Vonage and Nortel agree to file within five (5) days of the execution of this Agreement Joint Stipulations for Dismissal, without costs, dismissing without prejudice all claims and counterclaims in the Texas and Delaware Litigations in the forms set forth in Exhibits C and D, respectively. Vonage agrees to dismiss without prejudice Central Telephone Company of Texas from the Texas Litigation.

2.2 The Parties agree that they shall bear their own costs, expenses and attorneys’ fees relating to the Texas and Delaware Litigations, and to the negotiation of this Agreement.

ARTICLE 3 LICENSES

3.1 Vonage on behalf of itself and its Affiliates as of the Effective Date grants to Nortel and its Affiliates a worldwide, non-exclusive, paid-up, transferable (but only as provided in Section 6.4) license under the Vonage Patents solely to develop, make, have made, use, market, offer for sale, sell, lease, distribute, import and export Nortel Products. Vonage grants Nortel the limited right to grant sublicenses to its customers (hereinafter, “Licensed Customer”) to use, market, offer for sale, sell, lease, distribute, import and export the Nortel Products, but only when such products are sold or manufactured by or for Nortel. Sublicenses to customers shall be deemed to exist solely by virtue of such customers use, marketing, offer for sale, sale, lease, distribution, importation and/or exportation of the Nortel Products without need for any additional action or documentation of any kind.

3.2 Nortel on behalf of itself and its Affiliates as of the Effective Date grants to Vonage and its Affiliates a worldwide, non-exclusive, paid-up, transferable (but only as provided in Section 6.4) license under the Nortel Patents solely to develop, make, have made, use, market, offer for sale, sell, lease, distribute, import and export Vonage Products. Nortel grants Vonage the limited right to grant sublicenses to its customers (hereinafter, “Licensed Customer”) to use, market, offer for sale, sell, lease, distribute, import and export the Vonage Products, but only when such products are sold or manufactured by or for Vonage. Sublicenses to customers shall be deemed to exist solely by virtue of such customers use, marketing, offer for sale, sale, lease, distribution, importation and/or exportation of the Vonage Products without need for any additional action or documentation of any kind.

3.3 Vonage covenants not to sue customers of Nortel or its Affiliates for patent infringement of the Vonage Patents by reason of a Nortel customer’s licensed use of the Nortel Products, and Vonage will not seek any damages or costs during the term of the license in section 3.1 or prior to the Effective Date from Nortel customers for such use; provided, however, such covenants will become ineffective, null and void should Nortel bring a patent infringement suit against Vonage or against a Vonage customer with respect to any patent, prior to Vonage bringing any such suit against Nortel.

3.4 Vonage releases Central Telephone Company of Texas and its customers on the Effective Date from all claims, demands and rights of action which Vonage or its Affiliates may have on account of any act of infringement or alleged infringement of any of the Vonage Patents by Central Telephone Company of Texas or its customers prior to the Effective Date.

3.5 Either Party may terminate the licenses granted in sections 3.1 and 3.2 if the other Party (a) brings a patent infringement suit against that Party with respect to patents not licensed hereunder or (b) brings a patent infringement suit against a Third Party under any patents which Third Party asserts a good faith claim of indemnification against either of Vonage or Nortel or any of their Affiliates. In such an event, neither Party shall be able to seek and obtain damages for patent infringement for activities validity licensed under sections 3.1 and 3.2 during the licensed period from the Effective Date until the date of license termination under this Agreement.

3.6 If any of the Vonage or Nortel Patents are assigned or transferred, or if the right to enforce the patent(s) is otherwise conveyed, to an entity not an Affiliate of such Party in a transaction that is not part of a Change of Control, the assignment, transfer or other conveyance of rights shall not include the right to assert against the other Party, its Affiliates, or its customers any claims of infringement under any of the Vonage or Nortel Patents, as the case may be, that arose prior to the Effective Date. With respect to any claims of infringement under any of the Vonage or Nortel Patents, as the case may be, arising after the Effective Date, such claims will be precluded to the extent released or licensed in the remainder of section 3 and the parties hereby confirm that any assignment, transfer, or conveyance made under this section 3.6 is made subject to any licenses, sublicenses, covenants not to sue, and releases granted in sections 3.1, 3.2, 3.3, 3.4, and 3.7.

3.7 Nortel hereby covenants not to sue suppliers of products or services to Vonage (hereinafter, “Vonage Supplier”), during the term of any Nortel Patent, for infringement of any Nortel Patent to the extent Vonage indemnifies them for patent infringement for providing products or services to Vonage. For the avoidance of doubt, nothing herein grants a license to any Vonage Supplier or prevents Nortel from offering licenses to or pursuing infringement claims against Vonage Suppliers with respect to products and services provided to persons other than Vonage or for which Vonage has no indemnification obligation. Vonage shall not agree to indemnify relating to patent infringement to any Vonage Supplier for the sole purpose of enabling the Vonage Supplier to avoid infringement claims asserted by Nortel for which the Vonage Supplier would otherwise have been liable prior to this litigation. The covenants contained in this section 3.7 will become ineffective, null and void should Vonage bring a patent infringement suit against Nortel or against a Nortel customer with respect to any patent, prior to Nortel bringing any such suit against Vonage.

ARTICLE 4 TERMINATION

4.1 Term. The term of this Agreement shall commence upon the Effective Date and, unless terminated as permitted pursuant to this Article 4, shall continue until the expiration of the last-to-expire of the Vonage Patents and the Nortel Patents.

4.2 Material Breach. Either Party may terminate this Agreement upon a material breach by the other Party; provided the other Party shall have thirty (30) days from the date of notice of breach to cure such breach.

4.3 Effect of Termination. In the event of termination of this Agreement, the licenses and covenants in Article 3 shall immediately terminate and be of no force and effect going forward.

ARTICLE 5 INDEMNIFICATION

5.1 Each Party (“Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party, and its Affiliates and their respective employees, principals (partners, shareholders or other holders of an ownership interest, as the case may be), current or former directors, officers, agents and assignors and their respective successors, heirs and assigns (collectively, the “Indemnified Party”) from and against any and all losses, damages, attorneys fees or costs arising from an indemnification claim brought in good faith by a Licensed Customer of the Indemnified Party which results from any claims brought by an Indemnifying Party that any use of a product or service by the Licensed Customer infringes any of the Indemnifying Party’s patents licensed under this Agreement (i.e., either one of the Nortel Patents or Vonage Patents, depending on the Party). Under no circumstances shall an Indemnifying Party have such an obligation to indemnify the other Party if the Party seeking indemnification brought a patent infringement suit (after the Effective Date) against the Party from which indemnification is sought prior to the initiation of the suit resulting in the indemnification claim by the Licensed Customer.

5.2 In the event of a claim for which an Indemnified Party will seek indemnity or reimbursement under section 5.1, such Party shall notify the Indemnifying Party in writing as soon as practicable, but in no event later than thirty (30) days after receipt of such claim from Licensed Customer, together with such further information as is necessary for the Indemnifying Party to evaluate such claim to the extent that the Indemnified Party is in possession or has knowledge of such information.

ARTICLE 6 GENERAL

6.1 Representations and Warranties.

(a) Vonage represents and warrants as of the Effective Date that: (i) Vonage or an Affiliate owns the entire right title and interest in and to the Vonage Patents, and has the right to grant licenses with respect to the Vonage Patents of the full scope set forth herein, (ii) to the knowledge of Vonage, the Vonage Patents are valid and enforceable, and (iii) it has not assigned or otherwise transferred to any other Third Party any rights to enforce any of the Vonage Patents.

(b) Nortel represents and warrants as of the Effective Date that: (i) Nortel or an Affiliate owns the entire right title and interest in and to the Nortel Patents, and has the right to grant licenses with respect to the Nortel Patents of the full scope set forth herein, (ii) to the knowledge of Nortel, the Nortel Patents are valid and enforceable, and (iii) it has not assigned or otherwise transferred to any other Third Party any rights to enforce any of the Nortel Patents.

(c) Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise, upon either Party or its Affiliates, any license or other rights under other Vonage Patents/Nortel Patents or any other intellectual property rights, except for the licenses expressly granted pursuant to this agreement.

6.2 Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

6.3 Confidentiality and Press Releases. Neither Party will issue a press release or make any public statements regarding this Agreement or the relationship contemplated herein unless the other Party consents in advance, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may issue any filings required by law, regulation or court order. In addition, Parties may share the provisions of this Agreement with customers to the extent necessary to confirm the existence of applicable sublicenses or covenants pursuant to section 3 and may share the provisions of this Agreement with potential acquirers or merger partners to the extent necessary for necessary due diligence related to contemplated transactions.

6.4 Assignment. Neither this Agreement nor the rights granted or obligations undertaken herein may be assigned, sold, or otherwise transferred, in whole or in part, except in connection with (a) a change of Control of a Party to a successor or acquiring entity, as the case may be, or (b) a sale or disposition of all or substantially all of the assets of such Party or a business unit of such Party, provided that the successor or acquiring entity shall agree in writing to be bound by all the terms and conditions of this Agreement and notice of the Assignment shall be made by the Party making the Assignment to the other Party.

6.5 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier with package tracing capabilities or by registered or certified airmail, postage prepaid, addressed as follows:

If to Vonage:

Vonage
23 Main Street
Holmdel, NJ 07733
Attn.: Chief Legal Officer
Facsimile: 732-226-0577

If to Nortel:

Nortel Networks Inc.
2221 Lakeside Blvd.,
Richardson, Texas 75082
Attn: Litigation
Facsimile: 972-685-3011

Nortel Networks Limited
195 The West Mall Toronto
Ontario M9C 5K1
Attn: Chief Legal Officer
Facsimile: 905-863-1888

Such notices shall be deemed to have been served when received by addressee. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.

6.6 Governing Law. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of New York, without reference to conflict of laws principles.

6.7 Enforceability of Agreement. If any provision of this Agreement is judicially held to be invalid, illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.

6.8 Entire Agreement. This Agreement embodies the entire understanding of the Parties with respect to the subject matter hereof, and merges all prior discussions between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.

6.9 Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in a writing signed by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

6.10 Relationship. Nothing contained herein or done pursuant to this Agreement shall constitute the Parties as entering into a joint venture or partnership or shall constitute either Party hereto acting as the agent of the other Party for any purpose or in any sense whatsoever.

6.11 No Third Party Beneficiaries. With the exception of section 3 (which may also be enforced by Central Telephone Company of Texas and Licensed Customers), this Agreement is for the benefit of, and may be enforced by, only the Parties. This Agreement does not (whether expressly, by implication or otherwise) confer any rights upon any other entity or person to bring claims under, enforce or seek remedies as a result of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized representatives.

VONAGE HOLDINGS CORP.		NORTEL NETWORKS INC.

By:	/s/ John S. Rego	By:	/s/ Donald Powers
Name:	John S. Rego	Name:	Donald Powers
Title:	CFO	Title:	Senior Counsel

NORTEL NETWORKS LIMITED

		By:	/s/ Tracy S.J. Connelly McGilley
		Name:	Tracy S.J. Connelly McGilley
		Title:	Assistant Secretary

		By:	/s/ Gordon A. Davis
		Name:	Gordon A. Davis
		Title:	Deputy General Counsel and Corporate Secretary

Exhibit A – Nortel Patents

(i) U.S. Patent No. 6,091,808

(ii) U.S. Patent No. 6,445,695 B1

(iii) U.S. Patent No. 7,050,861 B1

Exhibit B – Vonage Patents

(i) U.S. Patent No. 4,782,485

(ii) U.S. Patent No. 5,018,136

(iii) U.S. Patent No. 5,444,707

EXHIBIT C

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

VONAGE HOLDINGS CORP.,

Plaintiff,

v.

SBC INTERNET SERVICES, INC., SPRINT

COMMUNICATIONS CO., L.P.,

CENTRAL TELEPHONE COMPANY OF

TEXAS, NORTEL NETWORKS INC.,

and BELL ATLANTIC

COMMUNICATIONS, INC., d/b/a

VERIZON LONG DISTANCE,

Defendants,

AND

NORTEL NETWORKS INC.,

Plaintiff,

v.

VONAGE HOLDINGS CORP.,

Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	NO. 4-04-CV-548-Y Consolidated with 4-05-CV-224-Y

STIPULATION OF DISMISSAL WITHOUT PREJUDICE

Plaintiff Vonage Holdings Corp. and Defendants Nortel Networks Inc. and Central Telephone Company of Texas hereby stipulate and request that:

1. Pursuant to Rule 41(a) of the Federal Rules of Civil Procedure, this action is hereby dismissed without prejudice, including any and all claims asserted by the parties, in accordance with a Patent Settlement Agreement; and

2. Each party is to bear its own costs, expenses, and attorneys’ fees.

Dated: March     , 2008

PLAINTIFF VONAGE HOLDINGS CORP.		DEFENDANT NORTEL NETWORKS INC.

By:		By:
	Scott W. Doyle		Michael L. Brody
	Steven J. Barber		Timothy P. O’Connor
	Anthony A. Onorato		Kevin O’Shea
	R. Whitney Winston		Maureen R. Aidasani
	STEPTOE & JOHNSON LLP		WINSTON & STRAWN LLP
	1330 Connecticut Ave, NW		35 W. Wacker Drive
	Washington, D.C. 20036		Chicago, IL 60601
	(202) 429-3000		312-558-5600 (T)
	(202) 429-3902 (facsimile)		312-558-5700 (F)

	Ralph H. Duggins		Scott R. Samay
	Scott A. Fredricks		Howard I. Shin
	CANTEY HANGER, LLP		WINSTON & STRAWN LLP
	801 Cherry, Suite 2100		200 Park Avenue
	Fort Worth, TX 76102		New York, NY 10166
	817-877-2800 (T)		212-294-6700 (T)
	817-877-2807 (F)		212-294-4700 (F)

	Attorneys for Vonage Holdings Corp.		Charles M. Hosch
Katherine Rozier Fite
STRASBURGER & PRICE, LLP
901 Main Street
Suite 4400
Dallas, TX 75202
214-651-4300 (T)
214-651-4330 (F)

Attorneys for Defendant Nortel Networks, Inc.

DEFENDANT CENTRAL TELEPHONE COMPANY OF TEXAS

By:
Mark C. Nelson
Gerald T. Welch
PATTON BOGGS LLP
2001 Ross Avenue
Suite 3000
Dallas, TX 75201
214-758-1500 (T)
214-758-1550 (F)

Attorneys for Central Telephone Company of Texas

EXHIBIT D

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

VONAGE HOLDINGS, CORP.,	§
§
Plaintiff,	§
§
v.	§
	§	Civil File No. 07-507***
NORTEL NETWORKS INC. and	§
NORTEL NETWORKS LTD.	§
§
Defendants.	§
§

STIPULATION OF DISMISSAL WITHOUT PREJUDICE

Plaintiff Vonage Holdings Corp. and Defendants Nortel Networks Inc. and Nortel Networks Limited hereby stipulate and request that:

1. Pursuant to Rule 41(a) of the Federal Rules of Civil Procedure, this action is hereby dismissed without prejudice, including any and all claims asserted by the parties, in accordance with a Patent Settlement Agreement; and

2. Each party is to bear its own costs, expenses, and attorneys’ fees.

Dated: March     , 2008

Respectfully submitted,

PLAINTIFF VONAGE HOLDINGS CORP.		DEFENDANT NORTEL NETWORKS INC. and NORTEL NETWORKS LIMITED

By:		By:
	Scott W. Doyle	Scott R. Samay
	Steven J. Barber	Howard R. Shin
	Anthony A. Onorato	WINSTON & STRAWN LLP
	R. Whitney Winston	200 Park Avenue
	STEPTOE & JOHNSON LLP	New York, NY 10166
	1330 Connecticut Ave, NW	212-294-6700 (T)
	Washington, D.C. 20036	212-294-4700 (F)
(202) 429-3000
	(202) 429-3902 (facsimile)	Michael L. Brody
WINSTON & STRAWN LLP
	Steven J. Balick (I.D. #2114)	35 W. Wacker Drive
	John G. Day (I.D. #2403)	Chicago, IL 60601
	ASHBY & GEDDES	312-558-5600 (T)
	Tiffany Geyer Lydon (I.D. #3950)	312-558-5700 (F)
500 Delaware Avenue, 8th Floor
	P.O. Box 1150	George W. Neuner
	Wilmington, DE 19899	EDWARDS ANGELL PALMER & DODGE LLP
	302-654-1888 (T)	111 Huntington Avenue
	302-654-2067 (F)	Boston MA 02199
617-239-0100 (T)
	Attorneys for Vonage Holdings Corp.	617-227-4420 (F)

Denise Seastone Kraft
EDWARDS ANGELL PALMER & DODGE LLP
919 North Market Street
15th Floor
Wilmington DE 19801
302-777-7770 (T)
302-777-7263 (F)

Attorneys for Defendants Nortel Networks Inc. and Nortel Networks Limited